Exhibit 23.5

CONSENT OF RICK H. RUSSELL

The undersigned, Rick H. Russell, hereby states as follows:

I prepared a third-party technical report, completed in 2006 (the “Technical Report”) concerning mineralized material in the Pony Creek Property, Nevada, portions of which are summarized under the caption “Item 2. Properties — Description of Assets to be Acquired from the Pescios — Pony Creek Property — Geology” in the Annual Report on Form 10-K of Allied Nevada Gold Corp. for the year ended December 31, 2006 (the “Form 10-K”), which in turn is incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

I hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the Technical Report, including the reference to my name included with such information, as set forth above in the Form 10-K.

/s/ Rick H. Russell
Rick H. Russell

Date: June 21, 2007